UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011 (May 10, 2011)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

On May 10, 2011, Allos Therapeutics, Inc., or the “Company”, and Mundipharma International Corporation Limited, or “Mundipharma”, entered into a License, Development and Commercialization Agreement, or the “Collaboration Agreement”, pursuant to which the Company and Mundipharma will collaborate to pursue regulatory approval of FOLOTYN® (pralatrexate injection) for relapsed or refractory peripheral T-cell lymphoma by the European Medicines Agency, and in other countries outside the United States and Canada, and to co-develop FOLOTYN in other oncology indications.  Under the Collaboration Agreement, the Company retains full commercialization rights to FOLOTYN in the United States and Canada, with Mundipharma having exclusive rights to commercialize FOLOTYN in all other countries in the world.

On the same date, the Company and SRI International, Sloan-Kettering Institute for Cancer Research and Southern Research Institute, collectively, the “PDX Licensor”, entered into (1) a consent agreement, whereby the PDX Licensor consented to the sublicense to Mundipharma of the Company’s license rights under the License Agreement between the Company and the PDX Licensor dated December 23, 2002, as amended, or the “PDX License”, and (2) a Third Amendment, or the “Third Amendment”, to the PDX License, to amend the PDX License for consistency with certain terms of the Collaboration Agreement.  Pursuant to the Third Amendment, the definition of “sublicense revenue” in the PDX License was amended (i) to exclude certain reimbursement payments that the Company will receive from Mundipharma, (ii) to ensure that the licensors will receive the full sublicense fee that they would otherwise be entitled to receive, even in the case where Mundipharma withholds a portion of a milestone payment when it becomes due in order to offset a failure by the Company to pay Mundipharma under the Collaboration Agreement and (iii) to include amounts that the Company receives for supply of product that exceed 15% of the Company’s actual costs.  The Third Amendment allows the Company to enter into sublicenses that are “not materially different” from the terms of the PDX License.  The Third Amendment also provides Mundipharma with certain rights including standard currency conversion, royalty reductions in the case of generic sales and step-in rights if the Company breaches the PDX License or the Collaboration Agreement.

Under the Collaboration Agreement, the Company will receive an upfront payment of $50 million and potential regulatory and commercial progress- and sales-dependent milestone payments of up to $310.5 million.  The Company is also entitled to receive tiered double-digit royalties based on net sales of FOLOTYN within Mundipharma’s licensed territories.  The Company and Mundipharma will jointly fund development costs, initially on a 60:40 basis, which will change to a 50:50 basis if certain pre-defined milestones are achieved, including approval of the Marketing Authorisation Application currently under review to market FOLOTYN in the European Union.  The parties’ development funding will support jointly agreed-upon clinical development activities, including, but not limited to, the planned Phase 3 studies of FOLOTYN in previously undiagnosed PTCL and in combination with bexarotene in relapsed or refractory cutaneous T-cell lymphoma, or CTCL.

Either party may terminate the Collaboration Agreement for the other party’s uncured material breach or bankruptcy.  The Company may also terminate the Collaboration Agreement due to any challenge of the Company’s patents by Mundipharma or its independent associated companies.  In addition, Mundipharma may terminate the Collaboration Agreement (a) upon ninety (90) days’ written notice for convenience; (b) if, due to regulatory authority action arising from a serious safety event, Mundipharma’s obligations under the Collaboration Agreement are suspended or terminated for a specified period of time; (c) if the PDX License terminates; or (d) if the Company defaults under the Collaboration Agreement in funding a specified amount of the Company’s share of joint development costs.

In connection with the Collaboration Agreement, the Company entered into a separate supply agreement, or the “Supply Agreement”, with Mundipharma Medical Company, or MMCO, an independent associate of Mundipharma, on May 10, 2011.  Under the terms of the Supply Agreement, the Company will supply to MMCO and MMCO will purchase from the Company both FOLOTYN®  (pralatrexate injection) in vialed, unlabeled form for clinical and commercial use, and pralatrexate, the active pharmaceutical ingredient in FOLOTYN, for non-clinical use.  MMCO’s payments to the Company for its supply of FOLOTYN and pralatrexate will be based upon the Company’s direct manufacturing costs. The Company may utilize its existing third party manufacturers to fill

MMCO’s orders for FOLOTYN and pralatrexate and may engage additional third party manufacturers for FOLOTYN or pralatrexate, either collaboratively with MMCO or independently.  MMCO is obligated under the Supply Agreement to purchase a specified percentage of Mundipharma’s requirements for FOLOTYN and Mundipharma (or its independent associated companies) may manufacture FOLOTYN or pralatrexate itself or may engage a third party to manufacture FOLOTYN or pralatrexate to meet Mundipharma’s requirements for FOLOTYN to the extent that the requirements are not being met under the Supply Agreement.  At MMCO’s request, the Company will perform a technology transfer of manufacturing know-how to MMCO or its third party manufacturer.  The Supply Agreement will automatically terminate if the Collaboration Agreement terminates.  In addition, either the Company or MMCO may terminate the Supply Agreement for the other party’s uncured material breach or bankruptcy.

The foregoing summary is qualified in its entirety by reference to the Collaboration Agreement, the Supply Agreement and the Third Amendment, which will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June  30, 2011.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Collaboration Agreement, the Supply Agreement and the Third Amendment. The omitted material will be included in the request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    May 16, 2011

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary